MEMC ELECTRONIC MATERIALS, INC.
             STOCK OPTION AND PERFORMANCE RESTRICTED STOCK AGREEMENT
                                     (Date)

(Name)
(Address)
(Address)

     This STOCK OPTION AND PERFORMANCE RESTRICTED STOCK AGREEMENT (the "Agreement") dated as of __________, is made between MEMC Electronic Materials, Inc., a corporation organized under the laws of Delaware (the "Company"), and the other party signatory hereto (the "Participant").

     WHEREAS, the Participant is currently an officer or employee of the Company or one of its Subsidiaries and, pursuant to the Company's 1995 Equity Incentive Plan (the "Plan") and upon the terms and subject to the conditions hereinafter set forth, the Company desires to provide the Participant with an incentive to remain in its employ or in the employ of one of its Subsidiaries and to increase his interest in the success of the Company by granting to the Participant nonqualified stock options (the "Stock Options") to purchase shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") and by granting to the Participant restricted shares of the Company's Common Stock (the "Performance Restricted Stock") (the award of Stock Options and Performance Restricted Stock are referred to collectively as the "Awards");

     NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, the parties hereto agree as follows:

     1. Definitions; Incorporation of Plan Terms. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan. This Agreement, the Stock Options, the Performance Restricted Stock and the Common Stock issued pursuant to the exercise of Stock Options shall be subject to the Plan, the terms of which are hereby incorporated in this Agreement by reference, and in the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern. The Awards shall be granted effective as of _____________ (the "Date of Grant").

     2. Certain Restrictions. None of the Awards may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution. During the Participant's lifetime, a Stock Option shall be exercisable only by the Participant or by the Participant's guardian or legal representative. Each permitted transferee of a Stock Option shall, as a condition of the transfer thereof, execute an agreement pursuant to which it shall become a party to this Agreement.

     3. Grant of Stock Options. Subject to the terms and conditions contained in this Agreement and in the Plan, the Company hereby grants to the Participant, effective as of the Date of Grant, the number of Stock Options specified at the foot of the signature page of this Agreement. Each such Stock Option shall entitle the Participant to purchase, upon payment of the Exercise Price (as defined below), one share of Common Stock. The "Exercise Price" shall be the amount specified at the foot of the signature page of this Agreement, which was the Fair Market Value, as defined in the Plan, of a share of Common Stock on
_________________.

     The Stock Options granted pursuant to this Agreement shall be non-qualified stock options, which are not qualified under Section 422 of the Code.

     4. Terms and Conditions of Options. The Stock Options evidenced by this Agreement are subject to the following terms and conditions.

          (a) Vesting. The Stock Options shall vest at the rate of 25% annually on the first four anniversaries of the Date of Grant, such that 100% vesting shall occur on the fourth anniversary of the Date of Grant. In the event of a Change in Control and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, any Stock Options then outstanding (other than any Stock Option granted within six months of such Change in Control) shall become fully exercisable as of the date of the Change in Control.

          (b) Option Period. The Stock Options shall not be exercisable following the tenth anniversary of the Date of Grant, and shall be subject to earlier termination as provided in this Agreement and in the Plan.

          Upon termination of the Participant's employment with the Company and its Subsidiaries for reasons other than death, Disability or Retirement the Participant (or the Participant's estate) may exercise any Stock Option to the extent exercisable on the date of termination within the sixty day period after such a termination of employment (but never later than the tenth anniversary of the Date of Grant). Any Stock Options which have not vested at the time of such a termination of employment shall terminate and be cancelled, except as the Committee may otherwise determine in its sole discretion. Any vested Stock Options that are not exercised within the sixty day period after such a termination of employment shall terminate and be cancelled.

          Upon termination of the Participant's employment with the Company and its Subsidiaries on account of death, Disability or Retirement, all Stock Options shall vest and the Participant (or the Participant's Beneficiary) may exercise any or all Stock Options within the three year period after such a termination of employment (but never later than the tenth anniversary of the Date of Grant); provided, however, that in the event of Disability or Retirement, no Option may be exercised until at least six months after its Date of Grant. From time to time, on a form acceptable to the Committee or its delegate, the Participant may designate any person or persons (concurrently, contingently or successively) to whom the Stock Option shall be transferred in the event that the Participant shall die before he or she exercises the Stock Option. A beneficiary designation form shall be effective only when the form is signed by the Participant and filed in writing with the Company while the Participant is alive, and shall cancel all beneficiary designation forms that were previously signed and filed. If no Beneficiary is so designated, the Beneficiary of a Participant shall be the estate of the Participant or the distributees thereof.

          For purposes of this paragraph, "Retirement" shall mean the termination of the Participant's employment with the Company after the Participant attains sixty-five years of age, or after the Participant attains fifty-five years of age and the sum of his age and years of Vesting Service as defined in the MEMC Electronic Materials, Inc. Pension Plan for Salaried Employees is at least eighty (80).

          Notwithstanding anything to the contrary in this Agreement, in the event of the termination of the Participant's employment with the Company and its Subsidiaries for Cause (as defined below), all Stock Options, whether or not vested, shall be cancelled and no longer exercisable as of the date of such termination.

          For purposes of this Section 4(b), termination for "Cause" shall mean termination of the Participant's employment because of:

               (i) any act or omission that constitutes a material breach of any of the material obligations of any employment agreement that the Participant may have with the Company or any of its Subsidiaries (other than by reason of the Participant's death or Disability);

               (ii) the continued failure or refusal of the Participant to perform the material duties required of him as an employee of the Company or any of its Subsidiaries (other than by reason of the Participant's death or Disability);

               (iii) any willful material violation by the Participant of any law or regulation applicable to the business of the Company or any of its Subsidiaries, or the Participant's conviction of a felony, or any willful perpetration by the Participant of a common law fraud; or

               (iv) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Subsidiaries.

          (c) Notice of Exercise. Subject to Sections 4(d) and 4(f) hereof, the Participant may exercise any or all of the vested Stock Options by giving written notice (as described in Section 12 below) to the Company. The date of exercise of a Stock Option shall be the later of (i) the date on which the Company receives such written notice and (ii) the date on which the conditions provided in Sections 4(d), 4(f) and 8(b) hereof are satisfied.

          (d)  Payment.  Prior to the  issuance  of a  certificate  pursuant  to
     Section 4(g) hereof evidencing the shares of Common Stock acquired pursuant to the exercise of Stock Options, the Participant shall have paid to the Company the aggregate Exercise Price of Common Stock purchased pursuant to the exercise of such Stock Options, in cash, by certified or bank check, note or other instrument acceptable to the Committee. Payment of the Exercise Price may also be made in full or in part in shares of Common Stock with a Fair Market Value (determined as of the date of exercise of such Stock Option) at least equal to such full or partial payment. Common Stock used to pay the Exercise Price may be shares that are already owned by the Participant, or the Company may withhold shares of Common Stock that would otherwise have been received by the Participant upon exercise of the Stock Option. A Participant may also exercise a Stock Option through a "cashless exercise" procedure involving a broker or dealer approved by the Committee, provided that the conditions described in Section 8(f) of the Plan are satisfied.

          If Participant is subject to Section 16 of the Exchange Act, Participant shall have the unfettered right (but not the obligation) to pay the exercise price in full or in part in shares of Common Stock in accordance with Section 8(i) of the Plan.

          (e) Shareholder Rights. The Participant shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon the exercise of a Stock Option until a certificate or certificates evidencing such shares shall have been issued to the Participant, and, subject to Sections 13(b) and 13(c) of the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

          (f) Limitation on Exercise. A Stock Option shall not be exercisable unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the Common Stock subject to such Stock Option and such Common Stock shall have been qualified under applicable state "blue sky" laws, or (ii) the Committee in its sole discretion determines that such registration, qualification and status are not required as a result of the availability of an exemption from such registration, qualification, and status under such laws.

          (g) Issuance of Certificate. As soon as practicable following the exercise of any Stock Options, subject to the tax withholding provisions of
     Section 8(b), a certificate evidencing the number of shares of Common Stock issued in connection with such exercise shall be issued in the name of the Participant.

     5. Grant of Performance Restricted Stock. Subject to the terms and conditions contained in this Agreement and in the Plan, the Company hereby grants to the Participant on the Date of Grant the number of shares of Performance Restricted Stock specified at the foot of the signature page hereof.

     6. Terms and Conditions of Performance Restricted Stock. The Performance Restricted Stock shares evidenced hereby are subject to the following terms and conditions:

          (a) Lapsing of Forfeiture Restrictions (Vesting). The forfeiture restrictions on Performance Restricted Stock shares granted to the Participant pursuant to this Agreement shall lapse (i.e., the Performance Restricted Stock shall vest) in accordance with the following schedule:

               (i) Twenty-five percent (25%) of such shares (the "First Block") shall vest on January 1, 1998, provided that the cumulative earnings per share of Common Stock, as reported to shareholders of the Company in the Company's audited financial statements, ("CEPS") for the two fiscal years of the Company beginning January 1, 1996 and ending December 31, 1997, are at least $4.75 per share (the "Interim Target");

               (ii) The following portion of such shares, including shares of the First Block whether or not already vested, shall be vested on January 1, 2000, provided that the CEPS for the four fiscal years of the Company beginning January 1, 1996 and ending December 31, 1999, are at least the following percentage of $12.42 per share (the "Aggregate Target"):

          CEPS as % of Aggregate Target      % of Shares Vested
          -----------------------------      ------------------

          100% or more                       100%
           95%                                80%
           90%                                60%
          below 90%                            0%

          and

               (iii) Notwithstanding the above, all Performance Restricted Stock granted pursuant to this Agreement shall become 100% vested at the end of a calendar quarter as of which the cumulative earnings per share of Common Stock, as reported to shareholders of the Company, for any period beginning January 1, 1996 and ending before December 31, 1999, are at least $12.42 per share.

          Shares in the First Block that vest on account of reaching the CEPS Interim Target shall not be forfeited merely because the four year CEPS target level is not reached.

          All Performance Restricted Stock granted pursuant to this Agreement that is not vested as of January 1, 2000 shall be forfeited and returned to the Company.

          The period between the Date of Grant and the lapse of the forfeiture restrictions shall hereinafter be referred to as the "Restricted Period".

          (b) Termination of Employment. Upon termination of the Participant's employment with the Company and its Subsidiaries for reasons other than death, Disability or Retirement before January 1, 2000, all Performance Restricted Stock granted pursuant to this Agreement shall be forfeited and returned to the Company.

          Upon termination of the Participant's employment with the Company and its Subsidiaries on account of death, Disability or Retirement, the "unvested portion" of the Performance Restricted Stock granted pursuant to this Agreement shall be forfeited and returned to the Company. The remaining portion will continue to be held by the Participant, subject to the earnings forfeiture condition of Section 6(a) as if such remaining portion were the total number of shares of Performance Restricted Stock granted to the Participant pursuant to this Agreement. For purposes of this paragraph, the "unvested portion" of the Performance Restricted Stock granted pursuant to this Agreement means the number of shares of Performance Restricted Stock granted pursuant to this Agreement, multiplied by a fraction the numerator of which is the number of days from the date of such a termination of employment through December 31, 1999, and the denominator of which is 1,460 (365 X 4), rounded down to the nearest whole share.

          For purposes of this paragraph, "Retirement" shall mean the termination of the Participant's employment with the Company after the Participant attains sixty-five years of age, or after the Participant attains fifty-five years of age and the sum of his age and years of Vesting Service as defined in the MEMC Electronic Materials, Inc. Pension Plan for Salaried Employees is at least eighty (80).

          Notwithstanding anything to the contrary in this Agreement, in the event of the termination of the Participant's employment with the Company or any of its Subsidiaries for Cause (as defined in Section 4(b) of this Agreement) before January 1, 2006, all Performance Restricted Stock granted pursuant to this Agreement shall be forfeited and returned to the Company.

          (c) Shareholder Rights. The Participant shall have, with respect to the shares of Common Stock received under a Performance Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends. Stock dividends issued with respect to shares covered by a Performance Restricted Stock Award shall be treated as additional shares under the Performance Restricted Stock Award and shall be subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

          (d) Issuance of Certificate. As soon as practicable following the lapse of all forfeiture restrictions with respect to any shares of Performance Restricted Stock, subject to the tax withholding provisions of
     Section 8(b), an unlegended  certificate  evidencing  such shares of Common
     Stock held by the Participant shall be issued in the name of the Participant.

     7. Representations and Warranties. The Participant is aware of and familiar with the restrictions imposed on the transfer of any future Awards. The Participant represents that this Agreement has been duly executed and delivered by the Participant and constitutes a legal, valid and binding agreement of the Participant, enforceable against the Participant in accordance with its terms, except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

     8. Miscellaneous.

          (a) No Rights to Grants or Continued Employment. The Participant shall not have any claim or right to receive grants for any future Awards under the Plan. Nothing in the Plan or in this Agreement shall confer upon the Participant any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Participant at any time, with or without Cause.

          (b) Tax Withholding. If the Company is required by any governmental entity to withhold an amount from the wages of the Participant as a result of any award or exercise of Stock Options or the award or vesting of Performance Restricted Stock pursuant to this Agreement, the Company will not be required to deliver a stock certificate to the Participant until the Participant pays to the Company the amount required to be withheld from the wages of the Participant with respect to such event. Payment of such amount may in cash, withholding from other compensation, or in shares of Common Stock with a Fair Market Value equal to such payment. Common Stock used to pay the withholding amount may be shares that are already owned by the Participant, or shares of Common Stock that would otherwise have been received by the Participant upon exercise of the Stock Option or vesting of the Performance Restricted Stock.

          If Participant is subject to Section 16 of the Exchange Act, Participant shall have the unfettered right but not the obligation to direct and compel the Company to withhold, or to accept from Participant, such a number of shares of Common Stock as is necessary to pay in whole or in part the Participant's withholding tax obligation, in accordance with Secion 16(a)(i) of the Plan.

          (c) No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect or restrict in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

     9. Survival; Assignment.

          (a) All agreements, representations and warranties made in this Agreement and in any certificates delivered pursuant hereto shall survive the issuance to the Participant of the Stock Options, Performance Restricted Stock and the Common Stock and, notwithstanding any investigation heretofore or hereafter made by the Participant or the Company or on the Participant's or the Company's behalf, shall continue in full force and effect. Without the prior written consent of the Company, the Participant may not assign any of his rights hereunder except by will or the laws of descent and distribution. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party; and all agreements in this Agreement by or on behalf of the Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto. The Participant agrees to cause any future spouse of his or hers to deliver to the Company a consent in the form of the consent set forth at the foot hereof validly executed by such spouse promptly after any such person becomes his or her spouse.

          (b) The Company shall have the right to assign to any of its affiliates any of its rights, or to delegate to any of its affiliates any of its obligations, under this Agreement.

     10. Adjustments to Award. In the event of any changes in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchanges of shares (a "Change in Capitalization"), such proportionate adjustments as may be necessary (in the form determined by the Committee in its sole discretion), to reflect such change shall be made to prevent dilution or enlargement of the rights of the Participant with respect to the Awards made pursuant to this Agreement or the exercise or Award prices in respect thereof.

     11. Certain Remedies. Without intending to limit the remedies available to the Company, the Participant agrees that damages at law shall be an insufficient remedy in the event the Participant violates the terms of this Agreement. The Participant agrees that the Company may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of the provisions hereof.

     12. Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to his attention at the mailing address set forth at the foot of this Agreement ( or to such other address as the Participant shall have specified to the Company in writing) and, if to the Company, to it at 501 Pearl Drive, St. Peters, Missouri 63376 Attention: Chief Financial Officer. All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by mail, on the fifth day after the day on which such notice is mailed.

     13. Waiver. The waiver by either party of compliance of any provisions of this Agreement by the other party shall not operate or be construed as a waiver of any other provisions of this Agreement, or of any subsequent breach by such party of any provision of this Agreement.

     14. Entire Agreement; Governing Law. This Agreement and the other related agreements expressly referred to in this Agreement set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections in this Agreement are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to conflicts of law principles.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement, both as of the day and year first above written.

                              MEMC Electronic Materials, Inc.


                              By: -----------------------------------
                                       Huston E. Sherrill
                              Title:   Corporate Vice President, Human Resources


                              PARTICIPANT: (Name)
                                           (Address)
                                           (Address)


Number of Stock Options:

Exercise Price of Stock Options:

Number of Shares of Performance Restricted Stock:


                                                  -----------------------------
                                                            Signature


                                                  -----------------------------
                                                               Date